UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2009

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  --  Entry into a Material Definitive Agreement.

On August 25, 2009, we issued to Focus Fund, L.P. (“Focus Fund”) our Promissory Note in the principal amount of $110,000 (the “Bridge Note”).  The Bridge Note bears interest at the rate of 15% per annum.  A portion of the principal amount of the Bridge Note, in the amount of $55,000, together with all interest then accrued and unpaid under the Bridge Note, is due and payable on September 4, 2009. The entire unpaid principal amount, together with all interest then accrued and unpaid under the Bridge Note, is due and payable on September 28, 2009.  All or any portion of the Bridge Note may be pre-paid without premium or penalty, at our election, with partial payments being credited first against accrued and unpaid interest and the balance, if any, against principal.

In connection with the issuance of the Bridge Note, we agreed that, whether or not any portion of the Bridge Note then remains outstanding, we will, upon the initial closing of an equity or convertible debt investment yielding gross proceeds to us of not less than $2,000,000 (a “Financing”), issue to the holder of the Bridge Note a warrant entitling such holder to purchase, at any time on or before the fifth anniversary of the date of the initial closing of the Financing, such number of the securities to be issued in the Financing (the “Financing Securities”) as shall be determined by dividing (i) $110,000 by (ii) the price per share at which such Financing Securities will be issued (the “Financing Price”).  The price per share at which such warrant may be exercised shall be equal to the Financing Price.

The Bridge Note contains other conventional provisions, including for the acceleration of our repayment obligations upon the occurrence of certain specified Events of Default.

The Bridge Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the Bridge Note is qualified in its entirety by reference to such Exhibit.

Focus Fund was, as of June 30,2009, the beneficial owner of approximately 7.1% of our outstanding Common Stock.  J. Winder Hughes III, a member of our Board of Directors, is the Managing Partner of Hughes Capital Investors, LLC, the fund manager of Focus Fund.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note of ThermoEnergy Corporation in the principal amount of $110,000 dated August 25, 2009 and issued to Focus Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2009
ThermoEnergy Corporation
(Registrant)

By:	/s/ Dennis C. Cossey
Name: Dennis C. Cossey
Title: Chairman and Chief Executive Officer